UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2020

ZOMEDICA PHARMACEUTICALS CORP.
(Exact name of registrant as specified in its charter)

Alberta, Canada	001-38298	N/A
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

100 Phoenix Drive, Suite 180, Ann Arbor, Michigan	48108
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (734) 369-2555

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, without par value	ZOM	NYSE American

Item 8.01	Other Events.

On March 31, 2020, Zomedica Pharmaceuticals Corp. (the “Company”) and Celsee, Inc. (“Celsee”) entered into a Letter Agreement (the “Letter Agreement”), which effected certain immaterial amendments to the Amended and Restated Exclusive License and Supply Agreement (the “License and Supply Agreement”), dated as of January 17, 2020, by and between the Company and Celsee.

The Letter Agreement clarifies certain exclusivity provisions of the License and Supply Agreement relating to veterinary products. All material terms of the License and Supply Agreement remain the same as previously disclosed.

The Letter Amendment is filed herewith as Exhibit 99.1, and is incorporated herein by reference.

Item 9.01	Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Letter Agreement, dated March 31, 2020, by and between Zomedica Pharmaceuticals Corp. and Celsee, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZOMEDICA PHARMACEUTICALS CORP.

Date: March 31, 2020	By:	/s/ Shameze Rampertab

Name: Shameze Rampertab
Title: Chief Financial Officer